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EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-62012) pertaining to the CompuCredit Corporation 2000 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-78409) pertaining to the CompuCredit Corporation Amended and Restated 1998 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-92889) pertaining to the CompuCredit Corporation Employee Stock Purchase Plan of our report dated January 24, 2003, with respect to the consolidated financial statements of CompuCredit Corporation and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ BDO SEIDMAN, LLP

Atlanta, Georgia
March 18, 2003

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS